                                                                     Exhibit (n)


                                   BB&T FUNDS

                                 CODE OF ETHICS

A.   Legal Requirements.
     ------------------

     Rule 17j-1(b) under the Investment Company Act of 1940 (the "Act") makes it unlawful for any officer or trustee (as well as other persons) of the BB&T Funds (the "Trust"), in connection with purchase or sale(1) by such person of a security "held or to be acquired" by any investment portfolio of the Trust (a "Fund"):

          (1) To employ any device, scheme or artifice to defraud the Trust or a Fund;

          (2) To make to the Trust any untrue statement of a material fact or omit to state to the Trust or a Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

          (3) To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Trust or a Fund; or

          (4) To engage in any manipulative practice with respect to the Trust or a Fund.

          A security is "held or to be acquired" if it is a covered security(2) (or an option for or exchangeable for a covered security) and within the most recent 15 days (i) the covered security is or has been held by the Trust or a Fund, or (ii) the covered security is being or has been considered by the Trust or a Fund or the investment adviser for the Trust or a Fund for purchase by the Trust or the Fund.

B.  Trust Policies.
    --------------

--------

          (1) A purchase or sale includes the writing of an option to purchase or sell.

          (2) A "covered security" is any security under the broad definition of
    Section 2(a)(36) of the Act except: (i) direct obligations of the United States, (ii) bankers' acceptances, bank CDs, commercial paper, high quality short-term debt instruments (including repurchase agreements), and (iii) shares of open-end investment companies.

     1. It is the policy of the Trust that no "access person"(3) of the Trust or of a Fund shall engage in any act, practice or course or conduct that would violate the provisions of Rule 17j-1(b) set forth above.

     2. In keeping with the recommendations of the Board of Governors of the Investment Company Institute, the following general policies shall govern personal investment activities of access persons of the Trust or of a Fund:

          (a) It is the duty of all access persons of the Trust or of a Fund to place the interest of Trust shareholders first;

          (b) All access persons of the Trust or of a Fund shall conduct personal securities transactions in a manner that is consistent with this Code of Ethics and that avoids any actual or potential conflict of interest or any abuse of a position of trust and responsibility; and

          (c) No access person of the Trust or of a Fund shall take inappropriate advantage of his or her position with the Trust or with a Fund.

C.   Reporting Requirements.(4)
     -------------------------

     In order to provide the Trust with information to enable it to determine with reasonable assurance whether the Trust's policies are being observed by its access persons:

          (a) Each person becoming an access person of the Trust or of a Fund on or after March 1, 2000, other than a trustee who is not an "interested person" of the Trust (as defined in the Act), shall no later than 10 days after becoming such an access person submit a report in the form attached hereto as Exhibit A (an "Initial Holding Report") to

--------
         (3) An "access person" is (i) each trustee or officer of the Trust,
    (ii) each employee (if any) of the Trust who, in connection with his regular duties, makes, participates in, or obtains information about the purchase or sale of a security by and/or of the Trust or a Fund or whose functions relate to the making of any recommendations with respect to such purchases or sales, and (iii) any natural person in a control relationship to the Trust or a Fund who obtains information concerning recommendations made to the Trust or to a Fund with regard to the purchase or sale of covered securities.

         (4) An access person of the Trust who is also an access person of the Trust's principal underwriter or an access person of a Fund's investment adviser or sub-adviser may submit reports required by this Section on forms prescribed by the Code of Ethics of such principal underwriter, investment adviser, or sub-adviser PROVIDED that such forms contain substantially the same in formation as called for in the forms required by this Section C and comply with the requirements of Rule 17j-1(d)(1).

     the Trust's Secretary showing all holdings in "covered securities" in which the person had any direct or indirect beneficial ownership.(5) Such Initial Holding Report shall also indicate all broker/dealers and banks with which the access person held direct or indirect ownership of securities. Such reports need not show holdings over which such person had no direct or indirect influence or control.

          (b) Each access person of the Trust or of a Fund, other than a trustee who is not an "interested person" of the Trust (as defined in the Act), shall submit reports each quarter in the form attached hereto as Exhibit B (a "Securities Transaction Report") to the Trust's Secretary showing all transactions in "covered securities" in which the person had, or by reason of such transaction acquired, any direct or indirect beneficial ownership. Such reports shall be filed no later than 10 days after the end of each calendar quarter, but need not show transactions over which such person had no direct or indirect influence or control.

          (c) Each trustee who is not an "interested person" of the Trust (as defined in the Act) shall submit the same quarterly report as required under paragraph (b), but only for a transaction in a covered security where he knew at the time of the transaction or, in the ordinary course of fulfilling his official duties as a trustee, should have known that during the 15-day period immediately preceding or after the date of the transaction such security is or was purchased or sold, or considered for purchase or sale, by the Trust or the Fund. No report is required if the trustee had no direct or indirect influence or control over the transaction.


          (d) Each access person of the Trust or of a Fund, other than a trustee who is not an "interested person" (as defined in the Act), shall by July 30 of each year submit to the Trust's Secretary a report in the form attached hereto as Exhibit A (an "Annual Holding Report") showing all holdings in covered securities in which the person had any direct or indirect beneficial ownership as of a date no more than 30 days before the report is


--------
          (5) "Beneficial ownership" of a security as used in this Section C is determined in the same manner as it would be for the purposes of Section 16 of the Securities Exchange Act of 1934, except that such determination should apply to all covered securities. Generally, a person should consider himself the beneficial owner of covered securities held by his spouse, his minor children, a relative who shares his home, or other persons if by reason of any contract, understanding, relationship, agreement or other arrangement, he obtains from such covered securities benefits substantially equivalent to those of ownership. He should also consider himself the beneficial owner of securities if he can vest or revest title in himself now or in the future.

     submitted. Such report need not show holdings over which such person had no direct or indirect influence or control.

D.  Preclearance Procedures.
    -----------------------

     Investment personnel of the Trust or a Fund shall obtain approval from the Trust's President before directly or indirectly acquiring beneficial ownership in any securities in an initial public offering or in a limited offering.(6)

E.  Notice to, and Review of, Holding Reports by Access Persons.
    -----------------------------------------------------------

     1. The Secretary shall notify each access person of the Trust or of a Fund who may be required to make reports pursuant to this Code that such person is subject to this reporting requirement and shall deliver a copy of this Code to each such person.

     2. The Secretary of the Trust or his or her delegate shall review reports submitted under Section C of this Code within 21 days of submission.

     3. The Secretary of the Trust will establish and maintain records of access persons of the Trust who are required to make reports under Section C of this Code and shall establish and maintain records of any delegate responsible for reviewing such reports.

F.  Reports to Trustees.
    -------------------

          1. The Secretary shall report to the Board of Trustees:

          (a) at the next meeting following the receipt of any Securities Transaction Report with respect to each reported transaction in a security which was held or acquired by the Trust or a Fund within 15 days before or after the date of the reported transaction or at a time when, to the knowledge of the Secretary, the Trust, a Fund, or the respective investment adviser or sub-adviser for the Trust or a Fund, was considering the purchase

--------

          (6) "Investment personnel of the Trust or a Fund" means (i) any employee of the Trust (or of a company in a control relationship to the Fund) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Trust or a Fund, and (ii) any natural person who controls the Trust or a Fund and who obtains information concerning recommendations made to the Trust or a Fund regarding the purchase or sale of securities. "Initial public offering" and "limited offering" shall have the same meaning as set forth in Rule 17j-1(a)(6) and (8), respectively.

     or sale of such security, unless the amount involved in the transaction was less than $50,000;

          (b) with respect to any transaction or holding not required to be reported to the Board by the operation of subparagraph (a) that the Secretary believes nonetheless may evidence a violation of this Code; and

          (c) any apparent violation of the reporting requirements of Section C of this Code.

     2. The Board shall consider reports made to it hereunder and shall determine whether the policies established in section B of this Code have been violated, and what sanctions, if any, should be imposed.

G.  Approval of Codes and Material Amendments Thereto.
    -------------------------------------------------

     1. The Board of Trustees of the Trust, including a majority of the independent Trustees thereof, shall approve the Codes of Ethics of the Trust, of the principal underwriter of the Trust, and of each investment adviser and sub-adviser to any Fund. All such approvals of entities serving the Trust as of January 20, 2000 shall occur prior to September 1, 2000. No principal underwriter of the Trust or investment adviser or sub-adviser to any Fund may be appointed subsequent to January 20, 2000 unless and until the Code of Ethics of that entity has been approved by the Board of Trustees of the Trust, including a majority of the independent Trustees thereof. Following initial approval of the Code of Ethics of the principal underwriter of the Trust or any investment adviser or sub-adviser to any Fund, any material change to such Code must be approved by the Board of Trustees of the Trust, including a majority of the independent Trustees thereof, within six months of said amendment. No amendment of this Code may be made unless and until approved by the Board of Trustees of the Trust, including a majority of the independent Trustees thereof.

     2. In approving a Code of Ethics, the Board of Trustees shall have secured a certificate from the entity that adopted the Code that it has adopted procedures reasonably necessary to prevent its access persons from violating the Code in question.

H.  Annual Report
    -------------

     The Trust, principal underwriter thereof, and any investment adviser or sub-adviser to any Fund shall, not less frequently than annually, furnish the Board of Trustees of the Trust with a written report that:

          1. describes any issues arising under its Code of Ethics or procedures since the last report to the Board of Trustees, including, but not limited to, information about material violations of such Code or procedures and sanctions imposed in response, and

          2. certifies that the Fund, principal underwriter, or investment adviser or sub-adviser, as applicable, has adopted procedures reasonably necessary to prevent its access persons from violating its Code of Ethics.

     This Code, a copy of each Securities Transaction and Holding Report by an access person, any written report hereunder by the Secretary, and lists of all persons required to make reports shall be preserved with the Trust's records for the period required by Rule 17j-1.


Adopted:  November 8, 1994
As Amended:  February 11, 2000

                                           The Board of Trustees

                                           BB&T Funds

                                                                      Exhibit A

                                   BB&T FUNDS

                                 Holding Report

         -        Initial Holding Report of ___________, 200__
                  (date a reporting person became an access person)

         -        Annual Holding Report as of ____________, 200__
                  (date not more than 30 days prior to submission)

To the Secretary of the BB&T Funds:

     As of the above date, I had direct or indirect beneficial ownership of the following covered securities:

                                    Principal
                    Number          Amount of
 Title            of Shares         Security
--------------------------------------------------------------------------









     As of that same date, I held direct or indirect beneficial ownership of securities with the following broker/dealer(s) or bank(s):
                                                           ---------------

--------------------------------------------------------------------------

--------------------------------------------------------------------------

--------------------------------------------------------------------------

     This report (i) excludes securities with respect to which I had no direct or indirect influence or control, (ii) excludes securities not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.



Date:_________________               Signature:________________________

                                                                       Exhibit B

                                   BB&T FUNDS

                          Securities Transaction Report

                  For the Calendar Quarter Ended: _____, 200__

To the Secretary of the BB&T Funds:

     During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Trust's Code of Ethics:


Title of                                                                                  Broker/
Security (and                                                                             Dealer
interest rate                    No. of Shares and       Nature of        Price at        or Bank
and maturity    Principal Dollar                        Transaction       Which           Through
date, if        Date of          Amount of               (Purchase,       Transaction     Whom
applicable)     Transaction      Transaction (Price)     Sale, Other)     Effected        Effected
--------------------------------------------------------------------------------------------------




     During the quarter referred to above, I established the following account in which securities were held for my direct or indirect benefit during the quarter:

Broker/Dealer or
Bank With Whom                   Date the Account
Account Established              Was Established
-----------------------------------------------------------------------------





This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.


Date:_________________               Signature:________________________

                              BB&T ASSET MANAGEMENT
                                 CODE OF ETHICS
                          GOVERNING THE CONDUCT OF ITS
                           INVESTMENT ADVISORY SERVICE
                             TO INVESTMENT COMPANIES

STATEMENT OF GENERAL PRINCIPLES

It is the policy of BB&T Asset Management that every Access Person1 should (1) at all times place the interests of the shareholder first; (2) conduct all personal securities transactions in a manner that is consistent with the Code of Ethics and to avoid any actual or potential conflict of interest or any abuse of the individual's position of trust and responsibility; and (3) adhere to the fundamental standard that BB&T personnel should not take inappropriate advantage of their positions.

It is the policy of BB&T Asset Management that all officers and employees will abide by all applicable laws, regulations, rulings, orders, and policy statements and other similar provisions, which govern the operation of BB&T Asset Management. BB&T Asset Management will not tolerate any violation or intent to violate either the letter or spirit of such provisions.

GOVERNING STANDARDS

This Code of Ethics shall be governed by Rule 17j-1 under the Investment Company Act of 1940.

Each Access Person shall not in the connection with the purchase or sale by such person of a security "held or to be acquired" by any investment company portfolio (a "Fund") of the BB&T Funds (the "Trust") commit the following:

1)       Employ a device, scheme, or artifice to defraud the Fund;

2) Make to the Fund, or BB&T Asset Management, any untrue statement of a material fact or omit to state to the Fund, or BB&T Asset Management, a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

3) Engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Fund; or

4)       Engage in any manipulative practice with respect to the Fund.

A security is "held or to be acquired" if within the most recent 15 days it (1) is or has been held by a Fund, or (2) is being or has been considered by a Fund, or the investment adviser for a Fund (BB&T Asset Management) for purchase by a Fund. A purchase or sale includes the writing of an option to purchase or sell.

SUBSTANTIVE RESTRICTIONS ON PERSONAL INVESTMENT ACTIVITIES

1.       Initial Public Offerings

     Portfolio Managers and other Investment Personnel are prohibited from acquiring any security in an initial public offering.


-------------------------
1 PORTFOLIO MANAGERS of a fund have the responsibility and authority either individually, or as part of a team, to make decisions about that particular fund's investments. INVESTMENT PERSONNEL include portfolio managers, as well as analysts and traders who provide information and advice to a portfolio manager or who help execute a portfolio manager's decisions. An ACCESS PERSON is any director or officer of BB&T Asset Management, or other employee of BB&T Asset Management who, in the course of their normal workplace duties, obtains information about a fund's purchases and sales of securities. The definition of ACCESS PERSON includes PORTFOLIO MANAGERS and INVESTMENT PERSONNEL.

2.       Private Placement

         Portfolio Managers and other Investment Personnel shall, when purchasing securities in a private placement:

         A. Obtain the prior written approval of the Compliance Department and Trust Counsel.

         B. Disclose the Investment when they are involved in any subsequent decision to invest in the issuer on behalf of a Fund, and refer the decision to purchase securities of the issuer to the Chief Investment Officer (or his designee).

3.       Blackout Periods

         A.       Same Day
                  All Access Persons are prohibited from executing a securities transaction on a day when a Fund has a pending "buy" or "sell" order in the same security until that order is executed or withdrawn. Any profits realized on trades within the proscribed periods will be disgorged.

         B.       Seven Day
                  Portfolio Managers are prohibited from buying or selling a security within at least seven (7) calendar days before and after the Fund he or she manages trades in that security. Any profits realized on trades within the proscribed periods will be disgorged.

4.       Ban on Short-Term Trading Profits

         Portfolio Managers and other Investment Personnel are prohibited from profiting in the purchase and sale, or the sale and purchase, of the same (or equivalent) securities within 60 calendar days. Any profits realized on trades within the proscribed periods will be disgorged.2

5.       Gifts

         Portfolio Managers and other Investment Personnel are prohibited from receiving any gift or other thing of more than $100 value from any person or entity that does business with or on behalf of a Fund.

6.       Service as a Director

         Portfolio Mangers and other Investment Personnel are prohibited from serving on the board of directors of publicly traded companies, without prior authorization from the Compliance Department.

DISCLOSURE AND REPORTING REQUIREMENTS

1.       Preclearance

         All Access Persons are required to preclear all transactions in securities in which the person has, or by reason of the transaction acquires, any direct or indirect beneficial ownership(3) ("Personal Securities") with the Compliance Department. The preclearance requirement shall not apply to purchases that are made solely with the dividend proceeds received in a dividend reinvestment plan.


---------------------

(2) Note: This prohibition applies regardless of portfolio holdings or securities transactions of a Fund.

(3) Beneficial ownership of a security is determined in the same manner as it would be for the purposes of Section 16 of the Securities Exchange Act of 1934, except that such determination should apply to all securities. Generally, a person should consider himself the beneficial owner of securities held by his spouse, his minor children, a relative who shares his home, or other persons if by reason of any contact, understanding, relationship agreement or other arrangement, he obtains from such ownership. He should also consider himself the beneficial owner of securities if he can invest or revest title in himself now or in the future.

2.       Records of Securities Transactions

         All Access Persons are required to direct their brokers to provide the Compliance Department, on a timely basis, duplicate copies of confirmations of all reportable Personal Securities transactions and copies of periodic statements for all securities accounts. Reportable transactions do not include (1) securities issued or guaranteed by the United States Government, its agencies or instrumentalities; (2) bankers acceptances; (3) bank certificates of deposit; (4) commercial paper; (5) high-quality short-term debt instruments, including repurchase agreements; and (6) shares of registered open-end investment companies.

3.       Disclosure of Personal Holdings

         All Access Persons are required to disclose all reportable Personal Securities holdings at commencement of employment and thereafter on an annual basis.

4.       Disclosure of Personal Brokerage Accounts

         All Access Persons are required to disclose the name of any broker, dealer or bank maintaining an account in which any security was held for the direct or indirect benefit of the Access Person as of the date of employment. All Access Persons are also required to report, on a quarterly basis, any new account established with a broker, dealer or bank in which any security was transacted or held for the direct or indirect benefit of such person.

4.       Certification of Compliance with Code of Ethics

         All Access Persons are required to certify annually that they have read and understand the Code of Ethics. They must further certify that they have complied with the requirements of the Code of Ethics and that they have disclosed or reported all Personal Securities transactions required to be disclosed or reported.

COMPLIANCE PROCEDURES

In order to provide BB&T Asset Management with information to enable it to determine with reasonable assurance whether the provisions of the Code of Ethics are being observed by Portfolio Managers, Investment Personnel and Access
Persons:

1. The Director of Investment Compliance shall notify all Access Persons of the reporting requirements of the Code of Ethics and shall deliver a copy of the Code to each person.

2. Each Access Person shall submit to the Director of Investment Compliance on an annual basis, an Annual Certification of Compliance with the Code of Ethics as prescribed in Exhibit A. The annual certification shall be filed with the Director of Investment Compliance within ten (10) calendar days after year-end.

3. Each Access Person shall submit to the Director of Investment Compliance upon commencement of employment and thereafter on an annual basis, reports in the form prescribed in Exhibit B, Personal Securities Initial and Annual Holdings Report. The annual report shall be filed with the Director of Investment Compliance within ten (10) calendar days after year-end, and shall be current as of a date no more than thirty (30) days before the report is submitted. Both the initial and annual holdings shall report any securities accounts (including exempt securities) maintained.

4. Each Access Person shall submit to the Director of Investment Compliance on a quarterly basis, reports in the form prescribed in Exhibit C, Personal Securities Transactions. This report shall also contain disclosure of any securities account(s) established during the quarter. The quarterly reports shall be filed with the Director of Investment Compliance within ten (10) calendar days after quarter-end.

5. Decisions regarding the preclearance of all securities transactions for Access Persons shall be documented in writing by the Director of Investment Compliance or Trust Counsel. All Access Persons shall make arrangements with their broker to provide the Director of Investment Compliance, on a timely basis, with copies of confirmations of all reportable Personal Securities transactions and copies of periodic statements for all securities accounts.

6. Each report submitted under the Code shall be reviewed by the Director of Investment Compliance on a quarterly basis.

7. The Director of Investment Compliance shall report to the Board of Directors of BB&T Asset Management:

         A. at the next meeting following the receipt of the annual report of holdings, the results of the review.

         B. any apparent violation of the Code at the first meeting subsequent to the discovery of the violation.

8. The Board of Directors of BB&T Asset Management shall consider reports made to it and shall determine whether the policies established in the Code of Ethics have been violated, and what sanctions, if any, should be imposed. The Board of Directors of BB&T Asset Management shall review the operation of this policy at least annually or as dictated by changes in applicable securities regulations.

9. BB&T Asset Management shall annually prepare a written report to be presented to the Board of each Fund for which it is Investment Adviser detailing any violations of the Code of Ethics. A certification shall also be provided that BB&T Asset Management has adopted procedures reasonably necessary to prevent all Access Persons from violating its Code of Ethics.

10. This Code of Ethics, a copy of each Personal Securities Holding Report and Personal Securities Transactions Report by the parties covered in the Code, any written report prepared by the Director of Investment Compliance, and lists of all persons required to make reports shall be preserved with BB&T Asset Management for the period required by Rule 17j-1 under the Investment Company Act of 1940.


Adopted _________________, 2000

                                                     The Board of Directors
                                                     BB&T Asset Management

                               BISYS FUND SERVICES
                                 CODE OF ETHICS


I.  INTRODUCTION

         This Code of Ethics (the "Code") sets forth the basic policies of ethical conduct for all directors, officers and associates (hereinafter referred to as "Covered Persons") of the BISYS Fund Services companies listed on Exhibit A hereto (hereinafter collectively referred to as "BISYS").

         Rule 17j-1(b) under the Investment Company Act of 1940, as amended, (the "1940 Act") makes it unlawful for BISYS companies operating as a principal underwriter of a registered investment company (hereinafter referred to individually as a "Fund" or collectively as the "Funds"), or any affiliated person of such principal underwriter, in connection with the purchase or sale by such person of a security "HELD OR TO BE ACQUIRED"1 by any Fund:

(1)      to employ any device, scheme or artifice to defraud the Fund;
(2) to make to the Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;
(3) to engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the Fund; or
(4)      to engage in any manipulative practice with respect to the Fund.

         Any violation of this provision by a Covered Person shall be deemed to be a violation of this Code.

II.  RISKS OF NON-COMPLIANCE

         Any violation of this Code may result in the imposition by BISYS of sanctions against the Covered Person, or may be grounds for the immediate termination of the Covered Person's position with BISYS. In addition, in some cases (e.g., the misuse of inside information), a violation of federal and state civil and criminal statutes may subject the Covered Person to fines, imprisonment and/or monetary damages.


--------
(1) A security "HELD OR TO BE ACQUIRED" is defined under Rule 17j-l(a)(10) as any COVERED SECURITY which, within the most recent fifteen (15) days: (A) is or has been held by a Fund, or (B) is being or has been considered by a Fund or the investment adviser for a Fund for purchase by the Fund. A purchase or sale includes the writing of an option to purchase or sell and any security that is convertible into or exchangeable for, any security that is held or to be acquired by a Fund. "COVERED SECURITIES", as defined under Rule 17j-1(a)(4), DO NOT INCLUDE: (i) securities issued by the United States Government; (ii) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; (iii) shares of open-end investment companies; (iv) transactions which you had no direct or indirect influence or control; (v) transactions that are not initiated, or directed, by you; and (vi) securities acquired upon the exercise of rights issued by the issuer to all shareholders pro rata.

III.  ETHICAL STANDARDS

         The foundation of this Code consists of basic standards of conduct including, but not limited to, the avoidance of conflicts between personal interests and interests of BISYS or its Fund clients. To this end, Covered Persons should understand and adhere to the following ethical standards:

         (A) THE DUTY AT ALL TIMES TO PLACE THE INTERESTS OF FUND SHAREHOLDERS FIRST;

                  This duty requires that all Covered Persons avoid serving their own personal interests ahead of the interests of the shareholders of any Fund for which BISYS serves as the administrator, distributor, transfer agent or fund accountant.

         (B) THE DUTY TO ENSURE THAT ALL PERSONAL SECURITIES TRANSACTIONS BE CONDUCTED IN A MANNER THAT IS CONSISTENT WITH THIS CODE TO AVOID ANY ACTUAL OR POTENTIAL CONFLICT OF INTEREST OR ANY ABUSE OF SUCH COVERED PERSON'S POSITION OF TRUST AND RESPONSIBILITY; AND

                  Covered Persons should study this Code and ensure that they understand its requirements. Covered Persons should conduct their activities in a manner that not only achieves technical compliance with this Code but also abides by its spirit and principles.

         (C) THE DUTY TO ENSURE THAT COVERED PERSONS DO NOT TAKE INAPPROPRIATE ADVANTAGE OF THEIR POSITION WITH BISYS.

                  Covered Persons engaged in personal securities transactions should not take inappropriate advantage of their position or of information obtained during the course of their association with BISYS. Covered Persons should avoid situations that might compromise their judgment (e.g., the receipt of perquisites, gifts of more than de minimis value or unusual investment opportunities from persons doing or seeking to do business with BISYS or the Funds).

                  A "PERSONAL SECURITIES TRANSACTION" is considered to be a transaction in a Covered Security of which the Covered Person is deemed to have "BENEFICIAL OWNERSHIP."2 This includes, but is not limited to, transactions in accounts of the Covered Person's spouse, minor children, or other relations residing in the Covered Person's household, or accounts in which the Covered Person has discretionary investment control.

IV.  RESTRICTIONS AND PROCEDURES

         This section is divided into two (2) parts. Part A relates to restrictions and procedures applicable to all Covered Persons in addition to the aforementioned Rule 17j-1(b) provisions. Part B imposes additional restrictions and reporting requirements for those Covered Persons who are listed on Exhibit B hereto (hereinafter referred to as "ACCESS PERSONS"(3)).



--------------------------

(2) "BENEFICIAL OWNERSHIP" of a security is defined under Rule 16a-1(a)(2) of the Securities Exchange Act of 1934, which provides that a Covered Person should consider himself/herself the beneficial owner of securities held by his/her spouse, his/her minor children, a relative who shares his/her home, or other persons, directly or indirectly, if by reason of any contract, understanding, relationship, agreement or other arrangement, he/she obtains from such securities benefits substantially equivalent to those of ownership. He/she should also consider himself/herself the beneficial owner of securities if he/she can vest or revest title in himself/herself now or in the future.

(3) An "ACCESS PERSON" is defined under Rule 17j-1(a)(1)(ii) to include any director, officer or general partner of a principal underwriter for a Fund who, in the ordinary course of business, makes, participates in or OBTAINS INFORMATION regarding the purchase or sale of securities for such Fund or whose functions or duties in the ordinary course of business relate to the making of any recommendation to such Fund regarding the purchase or sale of securities. This Code has included BISYS associates that are not directors, officers or general partners of any BISYS Fund Services company but would otherwise be deemed Access Persons for purposes of this Code.

         A.       RESTRICTIONS AND PROCEDURES FOR ALL COVERED PERSONS:

         1.       PROHIBITION AGAINST USE OF MATERIAL INSIDE INFORMATION

                  Covered Persons may have access to information about Funds that is confidential and not available to the general public, such as (but not limited to) information concerning securities held in, or traded by, Fund portfolios, information concerning certain underwritings of broker/dealers affiliated with a Fund that may be deemed to be "MATERIAL INSIDE INFORMATION", and information which involves a merger or acquisition that has not been disclosed to the public.

                  "MATERIAL INSIDE INFORMATION" IS DEFINED AS ANY INFORMATION ABOUT A COMPANY WHICH HAS NOT BEEN DISCLOSED TO THE GENERAL PUBLIC AND WHICH EITHER A REASONABLE PERSON WOULD DEEM TO BE IMPORTANT IN MAKING AN INVESTMENT DECISION OR THE DISSEMINATION OF WHICH IS LIKELY TO IMPACT THE MARKET PRICE OF THE COMPANY'S SECURITIES.

                  Covered Persons in possession of material inside information must not trade in or recommend the purchase or sale of the securities concerned until the information has been properly disclosed and disseminated to the public.

         2.       INITIAL AND ANNUAL CERTIFICATIONS

                  Within ten (10) days following the commencement of their employment or otherwise becoming subject to this Code and at least annually following the end of the calendar year, all Covered Persons shall be required to sign and submit to the Code Compliance Officer a written certification, in the form of Exhibit C hereto, affirming that he/she has read and understands this Code to which he/she is subject. In addition, the Covered Person must certify annually that he/she has complied with the requirements of this Code and has disclosed and reported all personal securities transactions that are required to be disclosed and reported by this Code. The Code Compliance Officer will circulate the Annual Certifications and Holdings Reports for completion following the end of each calendar year.

         B.  RESTRICTIONS AND REPORTING REQUIREMENTS FOR ALL ACCESS PERSONS:

                  Each Access Person must refrain from engaging in a PERSONAL SECURITIES TRANSACTION when the Access Person knows, or in the ordinary course of fulfilling his/her duties would have reason to know, that at the time of the personal securities transaction a Fund has a pending buy or sell order in the same Covered Security.

         1.       INITIAL AND ANNUAL HOLDINGS REPORTS

                  All Access Persons must file a completed Initial and Annual Holdings Report, in the form of Exhibit D hereto, with the Code Compliance Officer WITHIN TEN (10) DAYS OF COMMENCEMENT OF THEIR EMPLOYMENT OR OTHERWISE BECOMING SUBJECT TO THIS CODE AND THEREAFTER ON AN ANNUAL BASIS FOLLOWING THE END OF THE CALENDAR YEAR IN ACCORDANCE WITH PROCEDURES ESTABLISHED BY THE CODE COMPLIANCE OFFICER.

         2.       TRANSACTION/NEW ACCOUNT REPORTS

                  All Access Persons must file a completed Transaction/New Account Report, in the form of Exhibit E hereto, with the Code Compliance Officer WITHIN TEN (10) DAYS AFTER (I) OPENING AN ACCOUNT WITH A BROKER, DEALER OR BANK IN WHICH COVERED SECURITIES ARE HELD; OR (II) ENTERING INTO ANY PERSONAL SECURITIES TRANSACTION IN WHICH AN ACCESS PERSON HAS ANY DIRECT OR INDIRECT BENEFICIAL OWNERSHIP. Personal securities transactions are those involving any COVERED SECURITY(1) in which the person has, or by reason of such personal securities transaction acquires, any direct or indirect, "BENEFICIAL OWNERSHIP."(2)

         3.       CONFIRMATIONS AND STATEMENTS

                  In order to provide BISYS with information to determine whether the provisions of this Code are being observed, each Access Person shall direct his/her broker, dealer or bank to supply to the Code Compliance Officer, on a timely basis, duplicate copies of confirmations of all personal securities transactions and copies of monthly statements for all Covered Securities accounts. The confirmations should match the Transaction/New Account Reports. These confirmations and statements should be mailed, on a confidential basis, to the Code Compliance Officer at the following address:

                                                   ATTN: Code Compliance Officer
                                                             Regulatory Services



                               BISYS Fund Services
                          3435 Stelzer Road, Suite 1000
                            Columbus, Ohio 43219-8001

         C.  REVIEW OF REPORTS AND ASSESSMENT OF CODE ADEQUACY:

                  The Code Compliance Officer shall review and maintain the Initial and Annual Certifications, Initial and Annual Holdings Reports and Transaction/New Account Reports (the "Reports") with the records of BISYS. Following receipt of the Reports, the Code Compliance Officer shall consider in accordance with Procedures designed to prevent Access Persons from violating this Code:

                                    (a) whether any personal securities
                           transaction evidences an apparent violation of this Code; and

                                    (b) whether any apparent violation of the
                           reporting requirement has occurred pursuant to Section B above.

                  Upon making a determination that a violation of this Code, including its reporting requirements, has occurred, the Code Compliance Officer shall report such violations to the General Counsel of BISYS Fund Services who shall determine what sanctions, if any, should be recommended to be taken by BISYS. The Code Compliance Officer shall prepare quarterly reports to be presented to the Fund Boards of Directors/Trustees with respect to any material trading violations under this Code.

                  This Code, a copy of all Reports referenced herein, any reports of violations, and lists of all Covered and Access Persons required to make Reports, shall be preserved for the period(s) required by Rule 17j-1. BISYS shall review the adequacy of the Code and the operation of its related Procedures at least once a year.

V.       REPORTS TO FUND BOARDS OF DIRECTORS/TRUSTEES

         BISYS shall submit the following reports to the Board of Directors/Trustees for each Fund for which it serves as principal underwriter:

         A.       BISYS FUND SERVICES CODE OF ETHICS

                  A copy of this Code shall be submitted to the Board of each Fund no later than September 1, 2000 or for new Fund clients, prior to BISYS commencing operations as principal underwriter, for review and approval. Thereafter, all material changes to this Code shall be submitted to each Board for review and approval not later than six (6) months following the date of implementation of such material changes.

         B.       ANNUAL CERTIFICATION OF ADEQUACY

                  The Code Compliance Officer shall annually prepare a written report to be presented to the Board of each Fund detailing the following:

                  1. Any issues arising under this Code or its related Procedures since the preceding report, including information about material violations of this Code or its related Procedures and sanctions imposed in response to such material violations; and

                  2. A Certification to Fund Boards, in the form of Exhibit F hereto, that BISYS has adopted Procedures designed to be reasonably necessary to prevent Access Persons from violating this Code.

                                                  BISYS FUND SERVICES
                                                    CODE OF ETHICS
                                                       EXHIBIT A


The following companies are subject to the BISYS Fund Services Code of Ethics(1):

Barr Rosenberg Funds Distributor, Inc.
BISYS Fund Services, Inc.
BISYS Fund Services Limited Partnership
BISYS Fund Services Ohio, Inc.
BNY Hamilton Distributors, Inc.
CFD Fund Distributors, Inc.
Centura Funds Distributor, Inc.
Concord Financial Group, Inc.
Kent Funds Distributors, Inc.
Evergreen Distributor, Inc.
IBJ Funds Distributor, Inc..
Mentor Distributors, LLC
The One Group Services Company
Performance Funds Distributor, Inc.
VISTA Fund Distributors, Inc.








-------------------------

(1) The companies listed on this Exhibit A may be amended from time to time, as required.

AS OF JANUARY 11, 2000

                               BISYS FUND SERVICES
                                 CODE OF ETHICS
                                    EXHIBIT B


The following Covered Persons are considered ACCESS PERSONS under the BISYS Fund Services Code of Ethics(1):



Client Services - all associates

CFD Fund Distributors, Inc. - all directors, officers and employees

Directors/Officers of each BISYS entity listed on Exhibit A that met the statutory definition of Access Person under Rule17j-1

Financial Services (Fund Accounting and Financial Administration) - all associates

Fund Administration - all associates

Information Systems - all associates

Legal Services - all paralegals and attorneys

The One Group Services Company - all directors, officers and employees

Tax Services - all associates

VISTA Fund Distributors, Inc.- all officers, directors and employees

All wholesalers and telewholesalers employed by the BISYS companies listed on Exhibit A


-------------------------

(1) The Access Persons listed on this Exhibit B may be amended from time to time, as required.

AS OF JANUARY 11, 2000

                               BISYS FUND SERVICES
                                 CODE OF ETHICS
                                    EXHIBIT C

                        INITIAL AND ANNUAL CERTIFICATIONS

         I hereby certify that I have read and thoroughly understand and agree to abide by the conditions set forth in the BISYS Fund Services Code of Ethics. I further certify that, during the time of my affiliation with BISYS, I will comply or have complied with the requirements of this Code and will disclose/report or have disclosed/reported all personal securities transactions required to be disclosed/reported by the Code.

         If I am deemed to be an Access Person under this Code, I certify that I will comply or have complied with the Transaction/New Account Report requirements as detailed in the Code and submit herewith my Initial and Annual Holdings Report. I further certify that I will direct or have directed each broker, dealer or bank with whom I have an account or accounts to send to the BISYS Code Compliance Officer duplicate copies of all confirmations and statements relating to my account(s).



--------------------------------
Print or Type Name

---------------------------------
Signature

---------------------------------
Date

                               BISYS FUND SERVICES
                                 CODE OF ETHICS
                                    EXHIBIT D

                       INITIAL AND ANNUAL HOLDINGS REPORT


NAME AND ADDRESS OF                            ACCOUNT NUMBER(S)               IF NEW ACCOUNT,
BROKER, DEALER OR BANK(S)                                                      DATE ESTABLISHED
--------------------------------------         ------------------            ------------------

--------------------------------------         ------------------            ------------------

--------------------------------------         ------------------            ------------------

--------------------------------------         ------------------            ------------------

--------------------------------------         ------------------            ------------------

--------------------------------------         ------------------            ------------------

--------------------------------------         ------------------            ------------------

--------------------------------------         ------------------            ------------------

--------------------------------------         ------------------            ------------------

--------------------------------------         ------------------            ------------------

ATTACHED ARE THE COVERED SECURITIES BENEFICIALLY OWNED BY ME AS OF THE DATE OF THIS INITIAL AND ANNUAL HOLDINGS REPORT.

--------------------------------
Print or Type Name

---------------------------------
Signature

---------------------------------
Date

SECURITY                  NUMBER OF                PRINCIPAL AMOUNT
DESCRIPTION               COVERED
(SYMBOL/CUSIP)           SECURITIES/
                         SHARES HELD

------------------       ----------------       ----------------

------------------       ----------------       ----------------

------------------       ----------------       ----------------

------------------       ----------------       ----------------

------------------       ----------------       ----------------

------------------       ----------------       ----------------

------------------       ----------------       ----------------

------------------       ----------------       ----------------

------------------       ----------------       ----------------

------------------       ----------------       ----------------

------------------       ----------------       ----------------

------------------       ----------------       ----------------

------------------       ----------------       ----------------

------------------       ----------------       ----------------

  BISYS FUND SERVICES CODE OF ETHICS -TRANSACTION/NEW ACCOUNT REPORT EXHIBIT E

         I hereby certify that the Covered Securities described below (or attached hereto in the annual statement from my broker, dealer or bank) were purchased or sold on the date(s) indicated. Such Covered Securities were purchased or sold in reliance upon public information lawfully obtained by me through independent research. I have also listed below the account number(s) for any new account(s) opened in which Covered Securities are held. My decision to enter into any personal securities transaction(s) was not based upon information obtained as a result of my affiliation with BISYS.

COVERED SECURITIES PURCHASED/ACQUIRED OR SOLD/DISPOSED

Security               Trade         Number of     Per Share   Principal      Interest          Maturity
Description            Date           Shares         Price       Amount          Rate              Rate
(Symbol/CUSIP)                                                              (If Applicable)   (If Applicable)
--------------------   -----------   ----------    ---------   ---------    ---------------   --------------
--------------------   -----------   ----------    ---------   ---------    ---------------   --------------
--------------------   -----------   ----------    ---------   ---------    ---------------   --------------
--------------------   -----------   ----------    ---------   ---------    ---------------   --------------
--------------------   -----------   ----------    ---------   ---------    ---------------   --------------
--------------------   -----------   ----------    ---------   ---------    ---------------   --------------
--------------------   -----------   ----------    ---------   ---------    ---------------   --------------
--------------------   -----------   ----------    ---------   ---------    ---------------   --------------
--------------------   -----------   ----------    ---------   ---------    ---------------   --------------
--------------------   -----------   ----------    ---------   ---------    ---------------   --------------
  Name of  Broker, Dealer                     Bought (B) or Sold (S)
   or Bank (and Account Number
    and Date Established, If New)
 ---------------      ----------------
 ---------------      ----------------
 ---------------      ----------------
 ---------------      ----------------
 ---------------      ----------------
 ---------------      ----------------
 ---------------      ----------------
 ---------------      ----------------
 ---------------      ----------------
 ---------------      ----------------


         This Transaction/New Account Report is not an admission that you have or had any direct or indirect beneficial ownership in the Covered Securities listed above.



--------------------------------
Print or Type Name

---------------------------------                    --------------------------
Signature                                             Date

                               BISYS FUND SERVICES
                                 CODE OF ETHICS
                                    EXHIBIT F

                          CERTIFICATION TO FUND BOARDS



BISYS Fund Services ("BISYS") requires that all directors, officers and associates of BISYS ("Covered Persons") certify that they have read and thoroughly understand and agree to abide by the conditions set forth in the BISYS Code of Ethics (the "Code"). If such Covered Persons are deemed to be Access Persons under the Code, they are required to submit Initial and Annual Holdings Reports, as well as Transaction/New Account Reports, to the Code Compliance Officer, listing all personal securities transactions in Covered Securities for all such accounts in which the Access Person has any direct or indirect beneficial interest within ten (10) days of entering into any such transactions. Access Persons must direct their broker, dealer or bank(s) to send duplicate trade confirmations and statements of all such personal securities transactions directly to the Code Compliance Officer who compares them to the required Transaction/New Account Reports. Additionally, the Code Compliance Officer undertakes a quarterly review of all Access Person's personal securities transactions against the Fund's Investment Adviser for all such Funds that BISYS serves as principal underwriter.

The undersigned hereby certifies that BISYS has adopted Procedures designed to be reasonably necessary to prevent Access Persons from violating BISYS' Code and the required provisions of Rule 17j-1 under the Investment Company Act of 1940, as amended.

--------------------------------                              ------------------
Kathleen McGinnis                                                      Date
Code Compliance Officer
BISYS Fund Services



                                       F-1